Willkie Farr & Gallagher



October 13, 1995




Scudder Mutual Funds, Inc.
Two International Place
Boston, Massachusetts  02110

Re:      Post-Effective Amendment No. 8 to Registration Statement
         (File No. 33-22059) (the "Registration Statement")

Ladies and Gentlemen:


You have requested that we, as counsel to Scudder Mutual Funds, Inc. (the "Fund"), render an opinion in connection with the filing by the Fund of Post-Effective Amendment No. 8 to the Registration Statement in which you intend to register under the Securities Act of 1933, as amended, 1,063,720 shares of capital stock of Scudder Gold Fund, par value $.01 per share (the "Shares").

We have examined the Fund's Certificate of Incorporation, its By-Laws, resolutions adopted by its Board of Directors, and other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, it is our opinion that all necessary action on the part of the Fund precedent to the issue of the Shares covered by Post-Effective Amendment No. 8 to the Registration Statement has been duly taken, and that all such Shares may legally and validly be issued for cash, and when sold will be fully paid and nonassessable by the Fund upon receipt by the Fund or its agent of consideration therefor in accordance with the terms described in the Registration Statement, subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities.



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Scudder Mutual Funds, Inc.
October 13, 1995
Page 2



We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Maryland, and to the extent that any opinion expressed herein involves the law of the State of Maryland, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the State of Maryland, and where applicable, published cases, rules or regulations of regulatory bodies of the State of Maryland.

We consent to your filing this opinion with the Securities and Exchange Commission as an Exhibit to Post-Effective Amendment No. 8 to the Registration Statement.

Very truly yours,


/s/Willkie Farr & Gallagher